Exhibit 3.1a

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ORCHARD SUPPLY HARDWARE STORES CORPORATION

(Originally incorporated on March 31, 1989 under the name Orchard Holding Corporation)

FIRST: The name of the corporation is Orchard Supply Hardware Stores Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH:

A. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty-one million (41,000,000), consisting of four classes of stock, as follows: (1) fifteen million (15,000,000) shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”); (2) three million (3,000,000) shares of Class B Common Stock, $0.01 par value per share (the “Class B Common Stock”); (3) three million (3,000,000) shares of Class C Common Stock, $0.01 par value per share (the “Class C Common Stock,” and together with the Class A Common Stock and Class B Common Stock, the “Common Stock”) and (4) twenty million (20,000,000) shares of Preferred Stock, $0.00001 par value per share (the “Preferred Stock”). Unless otherwise provided in this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation (as defined below) (this Amended and Restated Certificate of Incorporation, together with any and all Preferred Stock Designations, as amended from time to time, the “Charter”), the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Section 242(b)(2) of the DGCL.

B. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by causing the filing of a certificate pursuant to the applicable law of the State of Delaware (such certificate, a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

C. Common Stock. The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of Common Stock. Except as expressly provided in this Section C of this Article FOURTH, each class of Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be substantially identical in all respects and in all matters to each other class of Common Stock.

1. Voting Rights.

(a) Generally. Except as otherwise required by law or as expressly provided in the Charter, on all matters properly submitted for stockholder action (including, for the avoidance of doubt, at a stockholder meeting or by written consent) (i) each outstanding share of Class A Common Stock shall entitle the holder thereof to one vote; (ii) each outstanding share of Class B Common Stock shall entitle the holder thereof to 1/10th of one vote; (iii) each outstanding share of Class C Common Stock shall entitle the holder thereof to one vote and (iv) the holders of the Common Stock shall vote together as a separate class with any one or more classes or series of capital stock of the Corporation entitled to vote thereon; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more then-outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Charter.

(b) Election of Directors. Prior to the Board Trigger Date (as defined below), in all elections of directors (i) the holders of the Class B Common Stock and the holders of the Class C Common Stock, voting together as a single class, shall be entitled to elect a number of directors equal to the Class B/C Director Number (as defined below) and (ii) the holders of the Class A Common Stock, voting as a separate class, shall be entitled to elect (y) a number of directors (who, for the avoidance of doubt, may, but need not be, Outside Persons (as defined below)) equal to the Class A Director Number (as defined below) minus three and (z) three Outside Persons (excluding, for the avoidance of doubt, any Outside Person elected to a directorship in accordance with the preceding clause (y)). From and after the Board Trigger Date, subject to the rights of the holders of any Preferred Stock then outstanding to elect additional directors under specified circumstances, the holders of the Common Stock shall vote together as a separate class with any one or more classes or series of capital stock of the Corporation entitled to vote thereon to elect the directors.

(c) For purposes of the Charter: (i) “Affiliate” has the meaning ascribed to it in the Stockholders’ Agreement (as defined below); (ii) “Aggregate Ownership Interest” means the quotient, expressed as a percentage, obtained by dividing (x) the aggregate number of shares of Class B Common Stock and Class C Common Stock held (including, for the avoidance of doubt, of record or beneficially (including, but not limited to, through a nominee)) by ACOF I LLC, a Delaware limited liability company (“ACOF”), its Affiliates and Permitted Transferees (as defined below) by (y) the aggregate number of then-outstanding Shares (as defined below); (iii) “Board Trigger Date” means the first date on which the Secretary of the Corporation certifies to the Board in writing that the Aggregate Ownership Interest is less than 5% (calculated without reference to any shares of Capital Stock (as defined below) issued or issuable on (other than shares of Capital Stock issued as part of the Pre-Spin Recapitalization (as defined below)) or after the date of the Stockholders’ Agreement); (iv) “Capital Stock” has the meaning ascribed to it in the Stockholders’ Agreement; (v) “Class A Directors” means the directors elected by the holders of the Class A Common Stock, voting as a separate class, pursuant to Section C(1)(b)(ii)(y) of this Article FOURTH; provided, that, if the Board Trigger Date has occurred, “Class A Directors” means the directors elected by the holders of the Common Stock together as a separate class with any one or more classes or series of capital stock of the Corporation entitled to vote thereon pursuant to the last sentence of Section C(1)(b) of this Article FOURTH; (vi) “Class A Director Number” means ten minus the Class B/C Director Number then in effect; provided that, in the event the Initial Trigger Class A Directorship (as defined in Article FIFTH) is eliminated pursuant to Section E of Article FIFTH hereof, the Class A Director Number calculated in accordance with the foregoing shall be reduced by one directorship upon such elimination; (vii) “Class A Directorship” means a seat on the Board for which an individual may be elected by the holders of the Class A Common Stock, voting as a separate class, pursuant to Section C(1)(b)(ii)(y) of this Article FOURTH; (viii) “Class A Outside Directors” means the directors elected by the holders of the Class A Common Stock, voting as a separate class, pursuant to Section C(1)(b)(ii)(z) of this Article FOURTH who, for the avoidance of doubt, and to the fullest extent permitted by law, must be Outside Persons to qualify as directors; (ix) “Class A Outside Directorship” means a seat on the Board for which an individual may be elected by the holders of the Class A Common Stock, voting as a separate class, pursuant to Section C(1)(b)(ii)(z) of this Article FOURTH; (x) “Class B/C Directors” means the directors elected by the holders of the Class B Common Stock and the holders of the Class C Common Stock, voting together as a single class, pursuant to Section C(1)(b)(i) of this Article FOURTH; (xi) “Class B/C Director Number” means two if the Aggregate Ownership Interest is equal to or greater than 10% or one if the Aggregate Ownership Interest is less than 10% and equal to or greater than 5% (in each case calculated without reference to any shares of Capital Stock issued or issuable on (other than shares of Capital Stock issued as part of the Pre-Spin Recapitalization) or after the date of the Stockholders’ Agreement); (xii) “Class B/C Directorship” means a seat on the Board for which an individual may be elected by the holders of the Class B Common Stock and the holders of the Class C Common Stock, voting together as a single class, pursuant to Section C(1)(b)(i) of this Article FOURTH; (xiii) “Independent” or “Independence” with respect to any Person has the meaning set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules (“Rule 5605(a)(2)”), as that Rule may be amended from time to time, assuming, for purposes of this definition, that (x) the term “Company” in Rule 5605(a)(2) means (other than with respect to the term “Company’s board of directors” in the first sentence thereof, which shall be deemed to refer to the Board) any Person with respect to which a Person’s Independence is determined and (y) the term “director” in Rule 5605(a)(2) means (other than as used in the first sentence thereof, which shall be deemed to refer to a director of the Corporation) any Person whose Independence is being determined; (xiv) “Outside Person” means a Person who (y) is not a director, officer or employee of (I) ESL Investments, Inc. (“ESL”) or (II) ACOF and (z) is Independent of (I) the Corporation and its Subsidiaries; (II) ESL; (III) ACOF; (IV) Edward S. Lampert (“Lampert”) and (V) William C. Crowley (“Crowley”); provided, however, that the following relationships shall be disregarded for purposes of determining Independence from the Corporation and its Subsidiaries, ESL and ACOF, as applicable: (y) Susan Healey’s former employment as an executive officer of a Subsidiary of Sears Holdings Corporation, a Delaware corporation, that ended in August 2009 and (z) Bryant Scott’s position as of the effectiveness of this Amended and Restated Certificate of Incorporation as an executive officer of a portfolio company in which a fund managed by an Affiliate of Ares Management LLC has an investment; (xv) “Permitted Transferee” has the meaning ascribed to it in the Stockholders’ Agreement; (xvi) “Person” has the meaning ascribed to it in the Stockholders’ Agreement; (xvii) “Pre-Spin Recapitalization” has the meaning ascribed to it in the Stockholders’ Agreement; (xviii) “Shares” has the meaning ascribed to it in the Stockholders’ Agreement; (xix) “Stockholders’ Agreement” means the Second Amended and Restated Stockholders’ Agreement, dated as of or about the date of the effectiveness of this Amended and Restated Certificate of Incorporation, among the Corporation, ACOF, ESL, Lampert and Crowley and (xx) “Subsidiary” has the meaning ascribed to it in the Stockholders’ Agreement.

2. Dividends and Distributions. Dividends and other distributions may be declared and paid on the Common Stock as and when determined by the Board and subject to any preferential dividend or other rights of any then-outstanding Preferred Stock. Without the affirmative vote of the holders of a majority of the then-outstanding (a) Class A Common Stock, voting as a separate class; (b) Class B Common Stock, voting as a separate class and (c) Class C Common Stock, voting as a separate class, the Corporation may not declare or pay any dividends or other distributions with respect to any class of Common Stock unless at the same time the Corporation declares or pays, respectively, a ratable, equal and substantially identical dividend or distribution with respect to each outstanding share of Common Stock, regardless of class. Notwithstanding any other provision of the Charter to the contrary, the Corporation may, subject to any preferential dividend or other rights of any then-outstanding Preferred Stock, declare or pay a dividend or other distribution in (a) shares of a class of Common Stock or (b) securities convertible into, or exchangeable or exercisable for, shares of a class of Common Stock (“Dividend Exchangeable Securities”) if, and the ratable, equal and substantially identical treatment requirements in the Charter shall be satisfied with respect to such a dividend or other distribution only if:

(a) in the case of dividends or other distributions payable in shares of a class of Common Stock, (i) only shares of Class A Common Stock are distributed with respect to Class A Common Stock; (ii) only shares of Class B Common Stock are distributed with respect to Class B Common Stock; (iii) only shares of Class C Common Stock are distributed with respect to Class C Common Stock and (iv) the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of shares of (y) Class B Common Stock payable on each share of Class B Common Stock and (z) Class C Common Stock payable on each share of Class C Common Stock, in each case pursuant to such dividend or other distribution and

(b) in the case of dividends or other distributions payable in Dividend Exchangeable Securities, (i) such Dividend Exchangeable Securities are substantially identical in all respects except with respect to the matters provided for in subsections (ii), (iii) and (iv) of this Section C(2)(b) of this Article FOURTH; (ii) the class of Common Stock underlying the Dividend Exchangeable Security paid to the holders of Class A Common Stock is Class A Common Stock; (iii) the class of Common Stock underlying the Dividend Exchangeable Security paid to the holders of Class B Common Stock is Class B Common Stock; (iv) the class of Common Stock underlying the Dividend Exchangeable Security paid to the holders of Class C Common Stock is Class C Common Stock and (v) the number of Dividend Exchangeable Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of Dividend Exchangeable Securities payable on each share of (y) Class B Common Stock and (z) Class C Common Stock, in each case pursuant to such dividend or other distribution.

3. Changes in Capitalization. Without the affirmative vote of the holders of a majority of the then-outstanding (x) Class A Common Stock, voting as a separate class; (y) Class B Common Stock, voting as a separate class and (z) Class C Common Stock, voting as a separate class, the Corporation may not subdivide, combine, reclassify or otherwise change the shares of any class of Common Stock unless the shares of the other classes of Common Stock concurrently are subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner. Any reclassification or other change of the shares of any class of Common Stock (collectively, but excluding, for the avoidance of doubt, a subdivision or combination of the shares of any class of Common Stock, a “Reclassification”) into (a) voting securities of the Corporation (which, for the avoidance of doubt, and without limitation, include any security of the Corporation entitled by its terms to vote on any one or more matters which may be properly submitted for stockholder action) (“Voting Securities”) or (b) securities convertible into, or exchangeable or exercisable for, Voting Securities (“Reclassification Exchangeable Securities”) shall be deemed in the same proportion and the same manner with respect to each class of Common Stock if, and the same proportion and same manner treatment requirements in the Charter shall be satisfied with respect to such a Reclassification only if:

(a) in the case of a Reclassification into Voting Securities (i) such Voting Securities are substantially identical in all respects except with respect to the matters provided for in subsections (ii), (iii), (iv) and (v) of this Section C(3)(a) of this Article FOURTH; (ii) the voting rights of the Voting Security to which the Class A Common Stock has been reclassified or otherwise changed (“Reclassified”) are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security to which the Class B Common Stock has been Reclassified are substantially similar to those of the Class B Common Stock; (iv) the voting rights of the Voting Security to which the Class C Common Stock has been Reclassified are substantially similar to those of the Class C Common Stock; (v) such Voting Securities to which the Class B Common Stock and Class C Common Stock, respectively, have been Reclassified are convertible into the Voting Security to which the Class A Common Stock has been Reclassified upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock or Class C Common Stock, as applicable, into Class A Common Stock and (vi) the number of Voting Securities to which each share of Class A Common Stock has been Reclassified is equal to the number of Voting Securities to which each share of (y) Class B Common Stock has been Reclassified and (z) Class C Common Stock has been Reclassified, in each case pursuant to such Reclassification and

(b) in the case of a Reclassification into Reclassification Exchangeable Securities, (i) such Reclassification Exchangeable Securities are substantially identical in all respects except with respect to the matters provided for in subsections (ii), (iii), (iv) and (v) of this Section C(3)(b) of this Article FOURTH; (ii) the voting rights of the Voting Security underlying the Reclassification Exchangeable Security to which the Class A Common Stock has been Reclassified are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security underlying the Reclassification Exchangeable Security to which the Class B Common Stock has been Reclassified are substantially similar to those of the Class B

Common Stock; (iv) the voting rights of the Voting Security underlying the Reclassification Exchangeable Security to which the Class C Common Stock has been Reclassified are substantially similar to those of the Class C Common Stock; (v) the Voting Security underlying the Reclassification Exchangeable Securities to which the Class B Common Stock and Class C Common Stock, respectively, have been Reclassified is convertible into the Voting Security underlying the Reclassification Exchangeable Security to which the Class A Common Stock has been Reclassified upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock or Class C Common Stock, as applicable, into Class A Common Stock and (vi) the number of Reclassification Exchangeable Securities to which each share of Class A Common Stock has been Reclassified is equal to the number of Reclassification Exchangeable Securities to which each share of (y) Class B Common Stock has been Reclassified and (z) Class C Common Stock has been Reclassified, in each case pursuant to such Reclassification.

4. Merger. The affirmative vote of the holders of a majority of the then-outstanding (x) Class A Common Stock, voting as a separate class; (y) Class B Common Stock, voting as a separate class and (z) Class C Common Stock, voting as a separate class shall be required (such class votes, collectively, the “Charter Merger Approval”) to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving Person) unless holders of each class of Common Stock will be entitled to receive ratable, equal and substantially identical per share payments or distributions, if any, in connection with such merger or consolidation; provided, however, that in the event that the holders of a class of Common Stock are granted rights to elect to receive one of two or more alternative forms of consideration, the foregoing shall be deemed satisfied if holders of each class of Common Stock are granted substantially similar election rights. Notwithstanding any other provision of the Charter to the contrary, the Charter Merger Approval shall not be necessary to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving Person) if, and the ratable, equal and substantially identical treatment requirements in the Charter shall be satisfied with respect to a merger or consolidation in which either Merger Voting Securities (as defined below) or Merger Exchangeable Securities (as defined below) are paid or distributed only if, in connection with such merger or consolidation holders of each class of Common Stock are treated ratably, equally and substantially identically on a per share basis in all respects except as provided in subsections (a) and/or (b) of this Section C(4) of this Article FOURTH and any payments or distributions to holders of Common Stock in connection with such merger or consolidation of (i) voting securities of the Corporation or any other Person (which, for the avoidance of doubt, and without limitation, include any security of the Corporation or any other Person entitled to vote by its terms on any one or more matters which may be properly submitted for stockholder (or, in the case of a Person other than a corporation, other interestholder) action) (“Merger Voting Securities”) or (ii) securities convertible into, or exchangeable or exercisable for, Merger Voting Securities (“Merger Exchangeable Securities”) are effected as follows:

(a) with respect to Merger Voting Securities, (i) the Merger Voting Securities paid or distributed to holders of each class of Common Stock are substantially identical in all respects except with respect to the matters provided for in subsections (ii), (iii), (iv) and (v) of this Section C(4)(a) of this Article FOURTH; (ii) the voting rights of the Merger Voting Security paid or distributed to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting

Security paid or distributed to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the voting rights of the Merger Voting Security paid or distributed to the holders of Class C Common Stock are substantially similar to those of the Class C Common Stock; (v) such Merger Voting Securities paid or distributed to the holders of the Class B Common Stock and Class C Common Stock, respectively, are convertible into the Merger Voting Security paid or distributed to the holders of the Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock or Class C Common Stock, as applicable, into Class A Common Stock and (vi) the number of Merger Voting Securities paid or distributed with respect to each share of Class A Common Stock is equal to the number of Merger Voting Securities paid or distributed with respect to each share of (y) Class B Common Stock and (z) Class C Common Stock, in each case pursuant to such merger or consolidation and

(b) with respect to Merger Exchangeable Securities, (i) the Merger Exchangeable Securities paid or distributed to holders of each class of Common Stock are substantially identical in all respects except with respect to the matters provided for in subsections (ii), (iii), (iv) and (v) of this Section C(4)(b) of this Article FOURTH; (ii) the voting rights of the Merger Voting Security underlying the Merger Exchangeable Security paid or distributed to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting Security underlying the Merger Exchangeable Security paid or distributed to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the voting rights of the Merger Voting Security underlying the Merger Exchangeable Security paid or distributed to the holders of Class C Common Stock are substantially similar to those of the Class C Common Stock; (v) the Merger Voting Security underlying the Merger Exchangeable Securities paid or distributed to the holders of the Class B Common Stock and Class C Common Stock, respectively, is convertible into the Merger Voting Security underlying the Merger Exchangeable Security paid or distributed to the holders of the Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock or Class C Common Stock, as applicable, into Class A Common Stock and (vi) the number of Merger Exchangeable Securities paid or distributed with respect to each share of Class A Common Stock is equal to the number of Merger Exchangeable Securities paid or distributed with respect to each share of (y) Class B Common Stock and (z) Class C Common Stock, in each case pursuant to such merger or consolidation.

5. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled, together with holders of any one or more classes or series of capital stock of the Corporation entitled thereto, to share ratably, and receive equal and substantially identical distributions of, all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then-outstanding Preferred Stock.

6. Conversion.

(a) Automatic Conversion Of All Shares Of Class B Common Stock. If (i) the Board elects to convert the outstanding shares of Class B Common Stock into Class A Common Stock (such election, a “Class B Common Stock Automatic Conversion Board

Election,” and such conversion, the “Class B Common Stock Automatic Conversion”) and (ii) following such Class B Common Stock Automatic Conversion Board Election, the Class B Common Stock Automatic Conversion is approved (such approval, the “Class B Common Stock Automatic Conversion Stockholder Approval”) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, then immediately following the Class B Common Stock Automatic Conversion Stockholder Approval all shares of Class B Common Stock shall be converted in the manner set forth in Section C(6)(e) of this Article FOURTH, without action on the part of any holder thereof, into one fully paid and nonassessable share of Class A Common Stock. The Corporation shall provide notice of the Class B Common Stock Automatic Conversion to registered owners of shares of Class B Common Stock as soon as practicable following such automatic conversion; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of such automatic conversion.

(b) Automatic Conversion Of All Shares Of Class C Common Stock. If (i) (y) the Board elects to convert the outstanding shares of Class C Common Stock into Class A Common Stock (such election, a “Class C Common Stock Automatic Conversion Board Election”) and (z) following such Class C Common Stock Automatic Conversion Board Election, such conversion is approved by (I) the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class and (II) the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of Class C Common Stock, voting as a separate class (such approvals together, the “Class C Common Stock Automatic Conversion Stockholder Approval”) or (ii) the Board Trigger Date has occurred, then immediately following the occurrence of the Class C Common Stock Automatic Conversion Stockholder Approval (in the case of clause (i) of this Section (C)(6)(b) of this Article FOURTH) or the Board Trigger Date (in the case of clause (ii) of this Section (C)(6)(b) of this Article FOURTH), all shares of Class C Common Stock shall be converted in the manner set forth in Section C(6)(e) of this Article FOURTH (such conversion, the “Class C Common Stock Automatic Conversion”), without action on the part of any holder thereof, into one fully paid and nonassessable share of Class A Common Stock.

(c) Automatic Conversion Of Certain Shares Of Class C Common Stock. Each share of Class C Common Stock shall be converted in the manner set forth in Section C(6)(e) of this Article FOURTH, without action on the part of any holder thereof, into one fully paid and nonassessable share of Class A Common Stock immediately upon the occurrence of (i) a Transfer (as defined below) of such share of Class C Common Stock other than to a Permitted Transferee of the holder of such share of Class C Common Stock (a “Non-Permitted Transfer”) or (ii) a Class C Common Stock Permitted Transferee Automatic Conversion Event (as defined below) with respect to such share of Class C Common Stock. For purposes of this Section C(6) of this Article FOURTH, (i) “Class C Common Stock Permitted Transferee Automatic Conversion Event” means, with respect to any share of Class C Common Stock, the date upon which a Person holding (including, for the avoidance of doubt, of record or beneficially (including, but not limited to, through a nominee)) such share is in breach of Section 2.2(c) of the Stockholders’ Agreement for a period of fifteen days with respect to such share and (ii) “Transfer” of a share of Class C Common Stock means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to the transfer of an economic or other interest, the creation of a derivative security or otherwise) of such share, the grant of an option or other right for such share or the imposition of a restriction on disposition or voting of such share including by operation of law; provided, that the granting of a Qualified Pledge (as defined in the Stockholders’ Agreement) of such share by a stockholder shall not be deemed a Transfer of such share until the provider of the financing related to such Qualified Pledge has exercised any rights that cause such provider of financing to acquire such share pledged thereunder and provided further, however, that for the avoidance of doubt, a Transfer shall not be deemed to have occurred solely by the delivery of a revocable proxy or consent given to any Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

(d) If the Corporation has reason to believe that the Board Trigger Date or a Non-Permitted Transfer or Class C Common Stock Permitted Transferee Automatic Conversion Event has occurred, in each case giving rise to a conversion of shares of Class C Common Stock into Class A Common Stock pursuant to Section C(6) of this Article FOURTH, the Corporation shall request, via (i) email or (ii) certified or registered mail, return receipt requested, with postage prepaid, to the email or physical address of the holders of Class C Common Stock last shown on the records of the Corporation for such holders, as applicable, or given by such holders to the Corporation for the purpose of notifying such holders of such matters, that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation in good faith deems necessary to determine whether a conversion of shares of Class C Common Stock to Class A Common Stock has occurred pursuant to this Section C(6) of this Article FOURTH, and if such holder does not within thirty days after the date of such request furnish sufficient (as determined in good faith by the Board) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class C Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. Upon a Class C Common Stock Automatic Conversion, the Corporation shall (y) issue a press release or file a Current Report on Form 8-K with the Securities and Exchange Commission with respect to such automatic conversion on the deemed effective date of such conversion and (z) provide notice of such conversion to the registered owners of shares of Class C Common Stock as soon as practicable following such automatic conversion.

(e) Mechanics of Conversion. Notwithstanding any other provision in this Charter to the contrary, each conversion of one or more shares of Common Stock shall be deemed to have been effected as of the opening of business on the first Business Day (as defined below) immediately following the date of the event giving rise to the conversion (the date a conversion is deemed effective, the “Conversion Date” and the shares of Common Stock converted, the “Conversion Shares”). From and after the Conversion Date, (i) the rights of the holder of the Conversion Shares in respect thereof will cease (other than the right to receive any dividend or other distribution that has been declared by the Board on the class of Common Stock to which the Conversion Shares belonged on a date prior to the Conversion Date and that has not been paid as of the Conversion Date; provided, however, that, notwithstanding any other provision of the Charter to the contrary, to the extent that such dividend or distribution is payable in the class of Common Stock to which the Conversion Shares belonged or in Dividend Exchangeable Securities for which the class of Common Stock underlying such Dividend Exchangeable Security is the class of Common Stock to which the Conversion Shares belonged, then, to the fullest extent permitted by law, immediately upon the issuance of such shares of Common Stock (whether upon such dividend or distribution or upon conversion, exchange or exercise of the Dividend Exchangeable Security), each such share of Common Stock shall be converted in the manner set forth in this Section C(6)(e) of this Article FOURTH, without action on the part of the holder thereof, into one fully paid and nonassessable share of Class A Common Stock; (ii) the Person or Persons in whose name or names the shares of Common Stock to be issued upon conversion (the “Converted Shares”) are to be issued to shall be deemed to have become the holder or holders of record of the Converted Shares, and shall be registered on the Corporation’s books as the owner of such Converted Shares, without the need for surrender or exchange of a certificate or certificates representing the Conversion Shares and (iii) any certificate or certificates representing the Conversion Shares shall thereafter, and without any action on the part of the holder thereof, be deemed to represent the Converted Shares into which they are convertible. Each share of Common Stock that is converted pursuant to this Section C(6) of this Article FOURTH shall not be reissued by the Corporation. For purposes of the Charter, “Business Day” means any day that is not a (i) Saturday, (ii) Sunday or (iii) day on which commercial banks are required by law to be closed in New York City or Los Angeles.

(f) Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but not outstanding shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of Class B Common Stock or Class C Common Stock as provided herein, the maximum number of shares as shall then be issuable upon the conversion of all then-outstanding shares of Class B Common Stock and Class C Common Stock.

(g) Taxes. The issuance of certificates representing Converted Shares will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and issuance; provided, that the holder of such Converted Shares, as applicable, shall be responsible for any transfer taxes due in connection with the conversion thereof.

7. Board Determinations. For purposes of this Section C of this Article FOURTH, the Board shall have the power and authority to, in good faith (a) make all determinations regarding whether or not (i) a dividend or distribution is ratable, equal and substantially identical with respect to each outstanding share of Common Stock as required herein; (ii) a subdivision, combination, reclassification or other change of a class of Common Stock is in the same proportion and in the same manner with respect to the other classes of Common Stock as required herein; (iii) holders of each class of Common Stock will be entitled to receive ratable, equal and substantially identical per share payments or distributions, or granted substantially similar rights to elect to receive one of two or more alternative forms of consideration, in a merger or consolidation of the Corporation as required herein; (iv) a characteristic of a security is “substantially similar” or “substantially identical” to that of another security as required herein and (v) the Board Trigger Date or a Non-Permitted Transfer or Class C Common Stock Permitted Transferee Automatic Conversion Event has occurred and (b) interpret this Article FOURTH and make any other determination required herein. All such interpretations and determinations made by the Board shall be final, conclusive and binding. Prior to the Board Trigger Date, any determination, interpretation or action adopted by the Board pursuant to this paragraph shall require, in addition to any other vote of the directors required in order for the Board to take action, the approval of a majority of the Outside Persons then serving as directors on the Board who are (i) not directors, officers or employees of ESL, ACOF or any of their respective Affiliates and (ii) Independent of each of ESL, ACOF, Lampert and Crowley and each of their respective Affiliates.

8. Exceptions. Notwithstanding anything in the Charter to the contrary, the following actions or transactions shall not be subject to the requirements of this Section C of this Article FOURTH:

(a) the dividend, distribution or other issuance of rights to purchase capital stock, other securities or property pursuant to a “poison pill” stockholder rights plan;

(b) the exchange of Class A Common Stock for Class C Common Stock pursuant to the Pre-Spin Recapitalization; and

(c) the dividend, distribution or other issuance of Series A Preferred Stock pursuant to the Pre-Spin Recapitalization.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by the Charter or the Second Amended and Restated By-Laws of the Corporation (as amended or restated from time to time, the “By-Laws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. The directors need not be elected by ballot unless the By-Laws shall so require.

B. Subject to the rights of the holders of any Preferred Stock then outstanding to elect additional directors under specified circumstances, (1) prior to the Board Trigger Date, the number of directors shall be 10; provided that in the event the Initial Trigger Class A Directorship is eliminated pursuant to Section E of this Article FIFTH, upon such elimination the number of directors shall be 9 and (2) from and after the Board Trigger Date, the number of directors shall be determined from time to time by a resolution adopted by an affirmative vote of a majority of the Whole Board. For purposes of the Charter, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

C. In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to adopt, alter, amend or repeal the By-Laws. Other than as set forth in Section 3.3(b) of the Stockholders’ Agreement, any adoption, alteration, amendment or repeal of the By-Laws by the Board shall require, in addition to any other vote for Board action required by the Charter or the By-Laws, the approval of a majority of the Whole Board.

D. Subject to the rights of the holders of any Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by (i) the Board acting pursuant to a resolution adopted by a majority of the Whole Board or (ii) stockholders if permitted by, and in the manner provided in, the By-Laws.

E. Except as provided in the immediately subsequent two sentences and as otherwise required by law, and subject to the rights of the holders of any Preferred Stock then outstanding, each director shall serve for a term expiring upon the next annual meeting of stockholders following his or her election, and shall hold office until his or her successor shall have been duly elected and qualified. Each Class B/C Director shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election; (2) such time as the Secretary of the Corporation certifies to the Board in writing that the Board Trigger Date has occurred and (3) solely to the extent two Class B/C Directors are then in office, and, in such case, (a) solely with respect to the Initial Trigger Designated Class B/C Director (as defined below) or (b) if the Initial Trigger Designated Class B/C Director is not designated pursuant to this Section E of this Article FIFTH prior to the Initial Trigger Event (as defined below), solely with respect to the Initial Trigger Default Class B/C Director (as defined below), the Initial Trigger Event. Each Class A Outside Director shall serve for a term expiring upon the earlier of (1) the next annual meeting of stockholders following his or her election and (2) to the fullest extent permitted by law, such time as the majority of the other Class A Outside Directors determine that such Class A Outside Director is no longer an Outside Person. For the avoidance of doubt, and notwithstanding anything herein to the contrary, without further action by the Board (1) upon the Initial Trigger Event, (a) the number of Class B/C Directorships shall be reduced to one; (b) the term of the Initial Trigger Class B/C Director (as defined below), if one then exists, shall thereupon cease; (c) the Initial Trigger Class B/C Director, if one then exists, shall no longer be a director and (d) a new Class A Directorship (the “Initial Trigger Class A Directorship”) shall automatically be created; provided that, at any time prior to the initial filling of the Initial Trigger Class A Directorship, such directorship may be eliminated by a resolution adopted by a majority of the Class A Directors and Class A Outside Directors then in office, voting together and (2) upon the Board Trigger Date, (a) the number of Class B/C Directorships shall be reduced to zero; (b) the term of any Class B/C Directors then in office shall thereupon cease and (c) such Class B/C Directors shall no longer be directors. For purposes of the Charter, (I) “Initial Trigger Designated Class B/C Director” shall mean the Class B/C Director designated by the affirmative vote of the holders of a majority of the voting power of the Class B Common Stock and the Class C Common Stock, voting together as a single class, as the director whose term shall expire upon an Initial Trigger Event; (II) “Initial Trigger Event” shall mean the date that is fifteen days following the date that the Secretary of the Corporation certifies to the Board in writing that the Aggregate Ownership Interest has fallen below 10% but remains equal to or greater than 5% (in each case calculated without reference to any shares of Capital Stock issued or issuable on (other than shares of Capital Stock issued as part of the Pre-Spin Recapitalization) or after the date of the Stockholders’ Agreement); (III) the “Initial Trigger Default Class B/C Director” shall mean the Class B/C Director whose last name starts with the letter alphabetically closest to the letter “A” and (IV) the “Initial Trigger Class B/C Director” shall mean the Initial Trigger Designated Class B/C Director or the Initial Trigger Default Class B/C Director.

F. Prior to the Board Trigger Date, (1) the Initial Trigger Class A Directorship and vacancies resulting from death, resignation, removal from office or other cause in the Class A

Directorships or the Class A Outside Directorships may be filled only by a majority vote of the Class A Directors and Class A Outside Directors then in office, voting together, though less than a quorum (and not by stockholders); provided that, in the event of a tie vote of such directors with respect to filling the Initial Trigger Class A Directorship or a vacancy resulting from death, resignation, removal from office or other cause in the Class A Directorships or the Class A Outside Directorships, then the Chairman of the Board (regardless of whether the Chairman of the Board is a Class A Director, a Class A Outside Director or a Class B/C Director) shall have two votes with respect to filling such Initial Trigger Class A Directorship or vacancy (and, for the avoidance of doubt, shall serve as the deciding vote with respect to filling such Initial Trigger Class A Directorship or vacancy); provided further that, if, following such vacancies, no Class A Directors and no Class A Outside Directors are then in office, such vacancies may be filled by the holders of the Class A Common Stock, voting as a separate class and (2) vacancies resulting from death, resignation, removal from office or other cause in the Class B/C Directorships may be filled only by the Class B/C Director then in office, though less than a quorum (and not by stockholders); provided that, if, following such vacancies, no Class B/C Directors are then in office, such vacancies may be filled by the holders of the Class B Common Stock and the holders of the Class C Common Stock, voting together as a single class. If any one or more vacancies exist in Class A Outside Directorships, then neither the Initial Trigger Class A Directorship nor any vacancy in a Class A Directorship may be filled unless and until such vacancies in the Class A Outside Directorships are filled; provided that, for the avoidance of doubt, the Initial Trigger Class A Directorship and any vacancy in a Class A Directorship may be filled concurrently with the filling of any and all vacancies in the Class A Outside Directorships. From and after the Board Trigger Date, subject to the rights of the holders of any Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders).

G. Subject to the rights of the holders of any Preferred Stock then outstanding, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

H. Notwithstanding anything in this Charter to the contrary, and to the fullest extent permitted by law (including, for the avoidance of doubt, Section 141(a) of the DGCL):

1. subject to Section I(1)(b) of this Article FIFTH, for so long as the Stockholders’ Agreement is in effect, a quorum for the transaction of business of the Board shall require the presence of (a) directors constituting at least a majority of the Whole Board; (b) prior to the ACOF Ownership Event (as defined below), the Selected Class A Director (as defined below) (or, if there is more than one Selected Class A Director then serving on the Board, any Selected Class A Director) and (c) prior to the Board Trigger Date, the Selected Class B/C Director (as defined below) (or, if there is more than one Selected Class B/C Director then serving on the Board, any Selected Class B/C Director). For purposes of this Article FIFTH, (a) “ACOF Ownership Event” means the first date on which the Secretary of the Corporation certifies to the Board in writing that the aggregate number of Shares held (including, for the avoidance of doubt, of record or beneficially (including, but not limited to, through a nominee))

by ACOF, its Affiliates and Permitted Transferees exceeds the aggregate number of Shares held (including, for the avoidance of doubt, of record or beneficially (including, but not limited to, through a nominee)) by ESL, its Affiliates and Permitted Transferees”; provided, that, for purposes of this definition of “ACOF Ownership Event”, neither the Corporation nor its Subsidiaries shall be deemed to be Affiliates or Permitted Transferees of ESL; (b) the “Selected Class A Director” means the Class A Director or Class A Outside Director that is (i) not an officer of the Corporation (other than the Chairman of the Board) (such a Class A Director or Class A Outside Director that is not an officer of the Corporation (other than the Chairman of the Board), a “Non-Officer Class A Director”) and (ii) designated by a majority of the Class A Directors and Class A Outside Directors then in office, voting together, as the Selected Class A Director in a writing delivered to the Secretary of the Corporation and with respect to whom such designation has not been withdrawn by a majority of the Class A Directors and Class A Outside Directors then in office, voting together, in a writing delivered to the Secretary of the Corporation; provided that for the avoidance of doubt (i) a majority of the Class A Directors and Class A Outside Directors then in office, voting together, may designate a new director to be the Selected Class A Director at any time, and such designation shall have the effect of divesting the predecessor Selected Class A Director of his or her status as a Selected Class A Director and (ii) at any time there is no Selected Class A Director, each Non-Officer Class A Director shall be deemed to be the Selected Class A Director and (c) the “Selected Class B/C Director” means the Class B/C Director designated by ACOF as the Selected Class B/C Director in a writing delivered to the Secretary of the Corporation and with respect to whom such designation has not been withdrawn by ACOF in a writing delivered to the Secretary of the Corporation; provided that for the avoidance of doubt (i) ACOF may designate a new director to be the Selected Class B/C Director at any time, and such designation shall have the effect of divesting the predecessor Selected Class B/C Director of his or her status as a Selected Class B/C Director and (ii) at any time there is no Selected Class B/C Director, each Class B/C Director shall be deemed to be the Selected Class B/C Director;

2. (a) prior to the Board Trigger Date, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting only if at least one Class B/C Director is then serving on the Board and (b) prior to the ACOF Ownership Event, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting only if at least one Non-Officer Class A Director is then serving on the Board and

3. subject to the applicable rules of the primary securities exchange on which the Shares are then listed (a) a quorum for the transaction of business of the Specified Committees (as defined below) and any subcommittees thereof shall require the presence of (i) directors constituting at least a majority of the total number of members of such Specified Committee or subcommittee thereof; (ii) prior to the ACOF Ownership Event, at least one Non-Officer Class A Director and (iii) prior to the Board Trigger Date, at least one Class B/C Director and (b) any action required or permitted to be taken at any meeting of the Specified Committees or any subcommittees thereof may be taken without a meeting only if (i) prior to the Board Trigger Date, at least one Class B/C Director is then sitting on such Specified Committee or subcommittee thereof and (ii) prior to the ACOF Ownership Event, at least one Non-Officer Class A Director is then serving on such Specified Committee or subcommittee thereof. For purposes of this Article FIFTH, (a) “Compensation Committee” means a committee of the Board having powers substantially similar (as determined in good faith by the Board) to powers of the compensation committee of the Board in existence at the time of the effectiveness of this Amended and Restated Certificate of Incorporation; (b) “Nominating and Governance Committee” means a committee of the Board having powers substantially similar (as determined in good faith by the Board) to powers of the nominating and governance committee of the Board in existence at the time of the effectiveness of this Amended and Restated Certificate of Incorporation and (c) “Specified Committees” means the Compensation Committee, the Nominating and Governance Committee and any other committee of the Board or subcommittee thereof on which a Class B/C Director sits.

I.

1. (a) Prior to the Section I Board Trigger Date, in addition to any other vote of the directors required in order for the Board to take action, the Board shall not authorize any of the actions set forth in items (i) through (xi) of Section 3.3(b) of the Stockholders’ Agreement without the affirmative vote of the Selected Class B/C Director (or, if there is more than one Selected Class B/C Director then serving on the Board, any Selected Class B/C Director) and (b) prior to the Board Trigger Date, for so long as there is at least one Class B/C Director on the Board, (i) each Class B/C Director shall have one vote and no other director shall have any vote with respect to all Actions (as defined in the Stockholders’ Agreement) and claims described in Section 3.1(e) of the Stockholders’ Agreement (such actions and claims, the “Section 3.1(e) Actions and Claims”) and a quorum for the transaction of business of the Board with respect to the Section 3.1(e) Actions and Claims shall require the presence of at least a majority of the Class B/C Directors then serving as directors.

2. Prior to the ACOF Ownership Event, in addition to any other vote of the directors required in order for the Board to take action, the Board shall not authorize any of the actions set forth in items (v), (ix), and (x) of Section 3.3(b) of the Stockholders’ Agreement without the affirmative vote of the Selected Class A Director (or, if there is more than one Selected Class A Director then serving on the Board, any Selected Class A Director).

3. For purposes of this Section I of this Article FIFTH, the term “Section I Board Trigger Date” shall have the same meaning as “Board Trigger Date” except that the reference in the definition of Board Trigger Date to 5% shall be a reference to 15%.

SIXTH:

A. Certain Acknowledgments. In recognition and anticipation that (1) the directors, officers or employees of ACOF or its Affiliated Companies (as defined below) may serve as directors, officers or employees of the Corporation and the Corporation may benefit from such service; (2) ACOF and its Affiliated Companies (a) engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation or its Affiliated Companies, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation or its Affiliated Companies, directly or indirectly, may engage and (b) may have an interest in the same areas and types of corporate opportunities as the Corporation and its Affiliated Companies and (3) that the Corporation and its Affiliated Companies may engage in material business transactions with ACOF or its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this Article SIXTH are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve ACOF and/or its Affiliated Companies and/or each of their respective officers, directors and employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith.

B. Competition and Renunciation of Certain Corporate Opportunities. Except as provided in Section C of this Article SIXTH, (1) to the fullest extent permitted by applicable law, no director, officer or employee of ACOF or its Affiliated Companies shall have any obligation to the Corporation to refrain from competing with the Corporation, making investments in competing businesses or otherwise engaging in any commercial activity that competes with the Corporation, and the pursuit of such activity, investment or venture shall not be deemed wrongful or improper and (2) the Corporation and its Affiliated Companies shall have no interest or expectancy in any Corporate Opportunity (as defined below) and no expectation that such Corporate Opportunity be offered to the Corporation or its Affiliated Companies, if such opportunity is one that ACOF or any of its Affiliated Companies or any of its or its Affiliated Companies’ directors, officers, employees or agents, including, without limitation, any director, officer, employee or agent of the Corporation who is also a director, officer, employee or agent of ACOF or any of its Affiliated Companies, has acquired knowledge of or is otherwise pursuing, and any such interest or expectancy in any such Corporate Opportunity is hereby renounced to the fullest extent permitted by applicable law, including, without limitation, Section 122(17) of the DGCL, even if such Corporate Opportunity is of a character that, if presented to the Corporation or its Affiliated Companies, could be taken by the Corporation or its Affiliated Companies, so that as a result of such renunciation, the Corporate Opportunity shall belong to ACOF and its Affiliated Companies and such Person: (a) shall have no duty to present such Corporate Opportunity to the Corporation or its Affiliated Companies and shall have the right to hold and exploit any such Corporate Opportunity for its (and, as applicable, its officers’, employees’, directors’, agents’, stockholders’, members’, partners’, Affiliates’ or Subsidiaries’) own account and benefit, or to direct, sell, assign or transfer such Corporate Opportunity to Persons other than the Corporation or any of its Affiliated Companies and (b) cannot be, and shall not be, liable to the Corporation, its stockholders or its Affiliated Companies for breach of any fiduciary duty to the Corporation, its stockholders or its Affiliated Companies by reason of the fact that such Person does not present such Corporate Opportunity to the Corporation or its Affiliated Companies or pursues, acquires or exploits such Corporate Opportunity for itself or directs, sells, assigns or transfers such Corporate Opportunity to another Person.

C. Non-Renunciation of Certain Corporate Opportunities. Notwithstanding the foregoing, the Corporation does not renounce any interest or expectancy it may have in any Corporate Opportunity that is offered in writing solely to an officer, director or employee of the Corporation or its Affiliated Companies, including, for the avoidance of doubt, such a Person who is also a director, officer, employee or agent of ACOF or its Affiliated Companies, solely in such officer’s, director’s or employee’s capacity as an officer, director or employee of the Corporation or its Affiliated Companies.

D. Definitions. For purposes of this Article SIXTH, (1) “Affiliated Company” means (a) in respect of ACOF, any Affiliate (other than, for the avoidance of doubt, the Corporation and its Subsidiaries) and (b) in respect of the Corporation, any Subsidiary of the Corporation and (2) “Corporate Opportunity” means an investment or business opportunity or activity or potential transaction or matter, including without limitation those that might be the same as or similar to the Corporation’s business or activities or the business or activities of any Affiliated Companies.

E. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in the Charter, the affirmative vote of the holders of at least 66 2/3% of the voting power of the Common Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH. Neither the alteration, amendment or repeal of this Article SIXTH, nor the adoption of any provision of the Charter inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

F. Deemed Notice. Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article SIXTH.

G. Severability. To the extent that any provision of this Article SIXTH is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Article SIXTH, and following any determination by a court of competent jurisdiction that any provision of this Article SIXTH is invalid or unenforceable, this Article SIXTH shall contain only such provisions (1) as were in effect immediately prior to such determination and (2) were not so determined to be invalid or unenforceable.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the DGCL or (D) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the alteration, amendment or repeal of this Article SEVENTH, nor the adoption of any provision of the Charter inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

EIGHTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

NINTH:

A. Except as otherwise provided in the Charter, the Corporation reserves the right to alter, amend or repeal any provision contained in the Charter in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

B. When the terms of the Charter refer to a specific agreement (including, for the avoidance of doubt, the Stockholders’ Agreement) or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the Secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof shall be provided free of charge to any stockholder who makes a request therefor. Unless otherwise expressly provided in the Charter, a reference to any specific agreement (including, for the avoidance of doubt, the Stockholders’ Agreement) or other document (including, for the avoidance of doubt, the By-Laws) shall be deemed a reference to such agreement or document as amended from time to time in accordance with the terms of such agreement or document.

C. If the Charter provides for more or less than one vote for any share, on any matter, every reference in the Charter to a majority or other proportion of stock, voting stock or shares shall refer to such majority or other proportion of the votes of such stock, voting stock or shares; provided, however, that this Section C of this Article NINTH shall not apply to the definitions of ACOF Ownership Event, Aggregate Ownership Interest, Board Trigger Date, Class B/C Director Number, and Initial Trigger Event.

D. Except where the defined term “Capital Stock” (for the avoidance of doubt, using uppercase terms) is used herein, the term “capital stock” (for the avoidance of doubt, using lowercase terms) shall refer only to the capital stock of the Corporation, and shall not include any securities, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

TENTH:

A. The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, with respect to any action, suit or proceeding such director is made a party or is threatened to be made a party to or is otherwise involved in by reason of the fact that he or she is a director of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses (the indemnification and advancement for which may be governed by the By-Laws), the Corporation shall not be obligated to indemnify any current or former director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by or on behalf of the Board. The right to indemnification conferred by this Article TENTH shall, to the fullest extent authorized or permitted by law, include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

B. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under the Charter, the By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

C. Any alteration, amendment or repeal of this Article TENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such alteration, amendment or repeal with respect to any acts or omissions occurring prior to such alteration, amendment or repeal.

ELEVENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation; (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (C) any action asserting a claim arising pursuant to any provision of the DGCL, or (D) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

TWELFTH: To the extent that any provision of this Charter is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Charter, and following any determination by a court of competent jurisdiction that any provision of this Charter is invalid or unenforceable, this Charter shall contain only such provisions (A) as were in effect immediately prior to such determination and (B) were not so determined to be invalid or unenforceable.

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